EXHIBIT 10.1
                                                                    ------------

                                 NOTE AGREEMENT

                                  Nestor, Inc.

                           5% Senior Convertible Notes
                              Due October 31, 2007


                                                                November 5, 2004


To each of the Purchasers
of the above Notes listed in
the Schedule of Purchasers
attached hereto as Schedule I:

Gentlemen:

     Nestor, Inc., a Delaware corporation (the "Company"), hereby agrees with you (each herein called a "Purchaser" and together, the "Purchasers") as follows:

          1. AUTHORIZATION OF NOTES AND COMMON STOCK: The Company will authorize the issue and sale of up to (i) $6,000,000 in aggregate principal amount of its 5% Senior Convertible Notes due 2007 (the "Notes"), and (ii) 1,030,927 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), issuable upon conversion of the Notes, such number of shares and the conversion price being subject to adjustment as provided in the Notes. Each Note issued hereunder will be dated the date purchased by you hereunder, will mature on October 31, 2007, will bear interest on its unpaid principal balance from the date of issuance at the rate of 5% per annum, payable quarterly on January 31, April 30, July 31, and October 31 each year, commencing on January 31, 2005 and continuing to October 31, 2007, and thereafter shall bear interest on its unpaid principal balance at the rate of 10% per annum, payable quarterly on January 31, April 30, July 31, and October 31 each year, and upon any conversion or redemption of a Note (or, if less than all of the principal amount of a Note is converted, the portion of accrued and unpaid interest corresponding to the portion of principal of such Note converted) and will have the other terms and provisions provided herein and in the form of Note attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company. The term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Section 14.

          2. PURCHASE AND SALE OF NOTES. The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closings provided for in Section 3, the principal amount of Notes specified opposite your name in the Schedule of Purchasers at


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the  purchase  price of 100% of the  principal  amount  or value  thereof,  plus accrued interest.

          3. CLOSING. The initial sale of at least $3,000,000 in principal amount of the Notes to be purchased by you will take place at the offices of SMH, 3100 Chase Tower, Houston, Texas 77002, at 10:00 a.m., Houston Time, at a closing to occur not later than November 5, 2004, or such other Business Day thereafter as may be agreed upon by the Placement Agents and the Company. The sale and purchase of an additional aggregate of up to $3,000,000 in principal amount of the Notes to be purchased by you will take place at the offices of SMH at 10:00 a.m., Houston Time, at a closing to occur not later than November 12, 2004, or such other Business Day as may be agreed upon by the Placement Agents and the Company. Each such closing is referred to herein as a "Closing," the Date of each such Closing is referred to herein as a "Closing Date," the date of the initial Closing is referred to herein as the "First Closing Date," and the date of the final Closing is referred to herein as the "Final Closing Date."

          At each Closing, the Company will deliver to you the Notes to be purchased by you in the form of one Note (or such greater number of Notes as you may request in denominations of not less than $1,000.00 per note and integral multiples thereof and a minimum principal amount of $25,000 unless otherwise agreed to by the Company), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated on the Schedule of Purchasers or otherwise made known in writing by you to the Company prior to the Closing), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor.

          4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to you that:

          4.1. EXCHANGE ACT FILINGS. All reports and statements required to be filed by the Company with the Commission under the Exchange Act and the rules and regulations thereunder, due at or prior to the date of this Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.2. ORGANIZATION, QUALIFICATION, STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite right, power, and authority to own or lease its properties, to conduct its business as described in the Exchange Act Documents, and to execute, deliver, and perform its obligations under this Agreement, and each of the Notes and the Other Agreements, to issue and sell the Notes and, upon the conversion of the Notes, to issue the Conversion Shares, and to carry out the provisions of this Agreement and the Other Agreements and to carry on its business as presently conducted. The Company is duly qualified to do business and in good standing as a foreign


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corporation  in  all   jurisdictions  in  which  its  ownership  or  leasing  of
properties, or the conduct of its business requires or may require such qualification except where the failure to be so qualified would not have a
material  adverse  effect  on  the  Company.  The  Company's   Subsidiaries  are
identified in the Company's Financial Statements, which correctly states the extent of the Company's ownership of each such Subsidiary. All voting securities of such Subsidiaries are owned by the Company free and clear of any liens, claims or encumbrances of any nature, except for the Lien on the capital stock of CrossingGuard, Inc as security for the Laurus Obligations.

          4.3. AUTHORIZED AND ISSUED CAPITAL STOCK. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $0.01 par value per share, of which 18,458,316 shares were issued and outstanding as of November 1, 2004 and 10,000,000 shares of preferred stock, $1.00 par value per share, of which 3,000,000 shares have been designated Series B Preferred Stock, of which 180,000 shares were issued and outstanding at November 1, 2004. Except as contemplated by this Agreement, or as described in the Exchange Act Documents or the Memorandum, (i) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and (iii) to the Company's knowledge there are no voting trusts or similar agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Exchange Act Documents or filings with the Commission made by third parties pursuant to Schedule 13D or 13G or Form 3 or 4, and to the knowledge of the Company, no person holds of record or beneficially, 5% or more of the outstanding shares of the capital stock of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted with the symbol "NESO.OB" on the OTC Bulletin Board.

          4.4. FINANCIAL STATEMENTS, SUBSEQUENT CHANGES, ETC. The audited consolidated financial statements, together with the related notes of the Company and its consolidated Subsidiaries at December 31, 2003 and 2002, and for the years then ended, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and the unaudited financial statements of the Company at June 30, 2004, and for the six months then ended (collectively, the "Company Financial Statements"), included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, respectively, are complete and correct in all material respects and fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company and its consolidated Subsidiaries at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject to, in the case of the unaudited financial statements, normal audit adjustments). Such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as expressly noted therein (provided that the unaudited financial statements lack footnotes and other presentation items). Except as disclosed in the Memorandum, subsequent to June 30, 2004, neither the


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Company nor any of its  Subsidiaries  has incurred any material  liabilities  or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company's consolidated balance sheet dated June 30, 2004, and there has not been any Material Adverse Change, or to the actual knowledge of the Company, any development involving a prospective Material Adverse Change, or any change in the capital or material increase in the long-term debt of the Company or its Subsidiaries, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

          4.5. LITIGATION. Except as disclosed in the Exchange Act Documents or as described in the Memorandum, there is no material pending or, to the knowledge of the Company, threatened (i) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each, a "Governmental Body"), (ii) arbitration proceeding against the Company, (iii) governmental inquiry against the Company, or (iv) any action or suit by or on behalf of the Company pending or threatened against others.

          4.6. FRANCHISES, LICENSES, PATENTS, TRADEMARKS, ETC. Except as disclosed in the Memorandum, the Company and the Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable it to conduct its business as now conducted and as proposed to be conducted, and to the best of the Company's knowledge, neither the Company nor any Subsidiary is in default under any such franchises, permits, licenses or other authority. Except as disclosed in the Memorandum, the Company and each Subsidiaries own (or have made appropriate application for) or are duly licensed to use patents, trademarks, trademark rights, trade names, trade name rights, and copyrights required to conduct its business as the same is now being operated, to the Company's knowledge, and none of the foregoing conflict with or infringe patents, trademarks, copyrights, or trade names of others.

          4.7. DUE AUTHORIZATION AND COMPLIANCE WITH OTHER INSTRUMENTS. All action required to be taken by the Company necessary for the authorization of this Agreement, the Notes and the Other Agreements, the performance of all obligations of the Company hereunder and thereunder, and as a condition to the due and proper authorization, issuance, sale, and delivery of the Notes to subscribers therefor in accordance with the terms of this Agreement has been, or prior to the Initial Closing Date, will have been taken. When executed and delivered and paid for as specified herein, the Notes will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms except to the extent that enforceability is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Conversion Shares have been duly authorized and reserved for issuance, are not subject to any preemptive rights on the part of any holder or holders of capital stock of the Company and, if issued in accordance with the terms of the Notes, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and free and clear of all liens imposed by or through the Company.

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          4.8. VIOLATIONS OF CHARTER PROVISIONS AND CONFLICTING AGREEMENTS.  The
Company is not in violation of its certificate of incorporation or bylaws, or in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any material obligation, agreement, or condition contained in any lease, license, material contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults as would not have a material adverse effect on the Company.
The  execution,   delivery,  and  performance  of  this  Agreement,   the  Other
Agreements, the incurrence of the obligations herein, the issuance, sale, and delivery of the Notes (and upon the conversion of the Notes, the Conversion Shares), and the consummation of the transactions contemplated herein, (i) do not and will not conflict with the Company's certificate of incorporation or bylaws, (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property assets of the Company or any of its Subsidiaries pursuant to, any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary or any of their properties are bound, except such consents as have been obtained as of the date hereof or to the extent that the same have been, or prior to the First Closing Date will be, waived or cured, or (iii) do not and
will  not  result  in  the  violation  of  any  law,   statute,   order,   rule,
administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or their respective properties.

          4.9. CONSENTS AND APPROVALS. No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the NASD, the Securities Act, or the Rules and Regulations or state securities or Blue Sky laws. The Company has obtained or made provisions to obtain all material consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement, the Other Agreements and the Notes and the consummation of the transactions herein and therein contemplated.

          4.10. TAX RETURNS AND PAYMENTS. Except as would not have a material adverse effect on the business, assets, results of operation, or condition of the Company, the Company and its Subsidiaries have filed, or caused to be filed, on a timely basis, all information and tax returns and reports (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any Governmental Body and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise except taxes being disputed by the Company in good faith. No deficiency assessment with respect to or proposed adjustment of any of the Company's or any Subsidiary's Federal, state, municipal, or local tax returns has occurred or is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company's or Subsidiary's assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company and its Subsidiaries with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and the Company does not know of any


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actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

          4.11. OFFERING OF THE SECURITIES. Neither the Company nor anyone authorized to act on its behalf (other than the Placement Agent) has or will directly or indirectly sell or offer the Securities or any part thereof or any similar securities to, or solicit any offer to buy any thereof from, any Person so as to bring the issue and sale of any thereof within the provisions of
Section 5 of the Securities Act. In connection with the offering of the Securities, the Company has agreed to pay the Placement Agents a fee equal to 7% of the gross proceeds to the Company from the sale of the Securities and to reimburse SMH for its expenses in connection with the offering of the Notes up a maximum of $25,000 and to issue to SMH a five-year warrant to purchase 60,000 shares of Common Stock at a purchase price per share equal to the Current Market Price as of the First Closing Date.

          4.12. OUTSTANDING PREEMPTIVE RIGHTS, REGISTRATION RIGHTS, ETC. Except as disclosed in the Exchange Act Documents or as described in the Memorandum, there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws, or any agreement or other instrument to which the Company is a party. Except as disclosed in the Memorandum, the issuance of the Notes (and upon conversion thereof, the Conversion Shares) is not subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other right in favor of any person. Except as described in the Memorandum, neither the Company nor any Subsidiary is a party to any contract or agreement pursuant to which any other party or parties thereto have the right to require the Company or any such Subsidiary (on a best efforts basis or otherwise) (a) to register securities of the Company or any such Subsidiary under the Securities Act for sale by or on behalf of such party or parties or (b) to notify such party or parties of the Company's or any such Subsidiary's intention to file a registration statement under the Securities Act and at the request of such party or parties to include therein securities of the Company or any such Subsidiary for sale by or on behalf of such party or parties.

          4.13. OTHER ADVERSE FACTS, ETC. To the best of the Company's knowledge, there are no existing facts or circumstances which materially and adversely affect, or (insofar as the Company can now reasonably foresee) in the future may materially and adversely affect, the business, prospects, results of operations or condition, financial or otherwise, of the Company and the Subsidiaries, on a consolidated basis, which are not disclosed in the Exchange Act Documents, or in this Agreement or any exhibit hereto, the Memorandum, or which are required to be disclosed by the Company in an Exchange Act filing.

          4.14. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is either (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an


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"investment company" or an "affiliated person" thereof or an "affiliated person"
of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          5. REDEMPTION OF THE NOTES.

          5.1. OPTIONAL REDEMPTION. The Company may, at its option at any time after the Final Closing Date, upon notice as provided in Section 5.2, redeem the Notes in whole, or in part, at the Redemption Prices set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to and including the applicable date of redemption (the "Redemption Date").

          (a) As used herein and in Section 7.8, "Redemption Price" means:

               (i) 105 % of the principal amount of the Notes, if the Redemption Date occurs on or prior to the first anniversary of the First Closing Date;

               (ii) 102.5% of the principal amount of the Notes, if the Redemption Date occurs after the first anniversary and on or prior to the second anniversary of the First Closing Date; and

               (iii) 101% of the principal amount of the Notes, if the Redemption Date occurs after the second anniversary of the First Closing Date.

          (b) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Company shall select the Notes to be redeemed or purchased among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Company considers fair and appropriate.

          5.2. NOTICE OF OPTIONAL REDEMPTION. The Company will give each Holder of any Notes to be redeemed written notice of any optional redemption of Notes under Section 5.1 not less than 30 days and not more than 60 days prior to the Redemption Date, such notice to specify the Redemption Date, the aggregate amount of Notes to be redeemed, the principal amount of each Note held by such Holder to be redeemed and the Conversion Price as of the date of such notice. Such notice shall be accompanied by a certificate of the chief financial officer of the Company certifying that the conditions of Section 5.1(b) have been fulfilled and specifying the particulars of such fulfillment.

          5.3. MATURITY; SURRENDER. With respect to a redemption of the Notes pursuant to Section 5.1, the Redemption Price shall become due and payable on the Redemption Date, together with interest accrued and unpaid on the principal amount of the Notes to be redeemed and Liquidated Damages, if any, to the Redemption Date. From and after the Redemption Date, unless the Company shall fail to pay such Redemption Price when so due and payable, together with interest on such principal and Liquidated Damages, if any, as aforesaid, interest on such principal amount of the Notes called for redemption shall cease to accrue. Any Note redeemed shall, after such redemption, be surrendered to the Company and canceled.

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

          6. CONDITIONS PRECEDENT.

          6.1. CLOSING. Your obligation to purchase from the Company the principal amount of Notes specified opposite your name in the Schedule of Purchasers at any Closing shall be subject to the following conditions precedent:

          (a) Opinions of Company Counsel. You shall have received from Partridge Snow & Hahn, LLC, counsel for the Company, an opinion, dated the First Closing Date and updated each subsequent Closing Date, satisfactory in form and substance to you to the effect that:

               (i) the Company, and each Subsidiary of the Company, is a corporation validly existing and in good standing under the laws of its respective state of incorporation, has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification;

               (ii) the Company has full corporate power and authority to execute and deliver this Agreement, to make and deliver the Notes and to perform and observe the terms and provisions of this Agreement and of the Notes;

               (iii) each of this Agreement and the Other Agreements has been duly authorized, executed, and delivered by the Company and constitutes the valid, and binding obligation of the Company, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought and that rights to indemnification may be limited by applicable law;

               (iv) the Notes sold to you on the Closing Date have been duly authorized, executed, and delivered by the Company, constitute the valid and binding obligations of the Company and are entitled to the benefits of this Agreement, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought;

               (v) the Company has authorized 30,000,000 shares of Common Stock, $0.01 par value per share, of which 18,458,316 shares were outstanding on the date of the Agreement and 10,000,000 shares of Preferred Stock, $1.00 par value per share, of which 3,000,000 have been designated Series B Preferred Stock and 180,000 shares were issued and outstanding on the date of the Agreement. All of such shares have been validly issued and are fully paid and nonassessable;

               (vi) to the effect that 1,030,927 shares of the authorized and unissued Common Stock of the Company, have been duly reserved for issuance upon conversion of the Notes and no further corporate action is required for the valid issuance of any thereof; such shares are not subject to preemptive rights of any present or future stockholder of the Company, and upon the issuance of any such shares upon conversion of any such Note in accordance with its terms, the shares so issued will be duly authorized, validly issued, fully paid, and nonassessable;

               (vii) neither the execution and delivery of this Agreement or any of the Other Agreements and the Securities nor performance and observance of the terms and provisions hereof and thereof violate or conflict with the Certificate of Incorporation or By-Laws of the Company, conflict with or result in any material breach or contravention of any provision of any currently applicable statute or regulation and existing interpretations thereof or governmental regulation, or of any order, writ, injunction, decree, or award of any court, arbitrator, or governmental authority known to such counsel so as to result in a Material Adverse Change, or conflict with or result in any material breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any or their respective properties are bound; and

               (viii) it is not necessary in connection with the issuance and delivery of the Securities to you on the Closing Date under the circumstances contemplated by, and in accordance with the terms of, this Agreement and the Placement Agent Agreement to register the Securities under the Securities Act or to register or qualify the Securities under any applicable state securities of [identify States where Securities are offered and sold]or to qualify an indenture in respect of the Notes under the Trust Indenture Act.

          (b) REPRESENTATIONS AND DEFAULTS. The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effects as if they had been made on and as of the Closing Date (except as to any changes resulting from transactions expressly reflected herein or contemplated hereby) and no Event of Default (as defined in Section 11), nor any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default, shall exist; and the Company shall deliver to you on the Closing Date a certificate of the President and the Treasurer of the Company to the foregoing effects.

          (c) DOCUMENTS. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated at or prior to the Closing Date, and all documents incident thereto, shall be reasonably satisfactory in form and substance to you and you shall have received original counterparts or certified or other copies of all documents which you may have reasonably requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to you and your counsel.

          (d) MINIMUM OFFERING. The Company shall have received commitments for the purchase of a minimum of $3,000,000 in original principal amount of the Notes.

          (e) NO MATERIAL ADVERSE CHANGE. As of the Closing Date, no Material Adverse Change has occurred in the business or financial condition of the Company.

          (f) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

          7. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Notes are outstanding, it will comply with the following provisions, subject to the provisions of Section 15:

          7.1. USE OF PROCEEDS. The Company will apply all proceeds (net of costs directly related to the preparation and negotiation of this Agreement and the offering and sale of the Notes) derived from the sale of the Notes to for general corporate purposes, including the repayment of the Laurus Obligations.

          7.2. PAYMENT OF PRINCIPAL AND INTEREST. The Company will make all payments of principal of and interest on the Notes at the time the same shall become due thereunder or hereunder.

          7.3. TAXES. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies (other than taxes, assessments, and other governmental charges imposed by foreign jurisdictions or otherwise which in the aggregate are not material to the business or assets of the Company on an individual or consolidated basis) imposed on it or upon its income or profits, or upon any of its properties, real or personal, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof; provided, however, that neither the Company nor any Subsidiary shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim prior to institution of foreclosure proceedings if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim or as may be required by generally accepted accounting principles consistently applied.

          7.4. INSURANCE. The Company will, and will cause its Subsidiaries to, maintain liability, property damage, and insurance on its insurable property against fire and other hazards with financially sound and responsible insurance carriers in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company.

          7.5. MAINTENANCE OF EXISTENCE AND PROPERTIES. The Company will keep its corporate existence in full force and effect. The Company will, and will cause its Subsidiaries to, keep its properties in good repair, working order, and condition (ordinary wear and tear excepted), and from time to time will make all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management. The Company will, and will cause each Subsidiary to, comply with all applicable laws and regulations, decrees, orders, judgments, licenses and permits, including without limitation all environmental laws, regulations, licenses and permits ("Applicable Laws"), except such noncompliance with such Applicable Laws as would not cause a Material Adverse Change.

          7.6. FINANCIAL STATEMENTS AND COMPLIANCE CERTIFICATES. The Company will, and will cause each Subsidiary to, keep books of record and account in which full, true and correct entries in all material respects in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities. The Company shall furnish to each holder of any of the Notes:

          (a) as soon as available and in any event within 48 days after the close of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2004, an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for such quarter and for the expired portion of the then current fiscal year, setting forth comparable figures for the same quarter and expired portion of the previous fiscal year, and prepared and certified by the chief financial officer of the Company, subject to year-end audit adjustment;

          (b) as soon as available and in any event within 94 days after the close of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income, stockholders' equity, and cash flows of the Company for such fiscal year, setting forth comparable figures for the previous fiscal year, all reported upon, and certified, by the Company's independent certified public accountants;

          (c) with each financial statement required to be delivered pursuant to the provisions of paragraph (a) or (b) above, a certificate of the President and the chief financial officer of the Company stating that to their knowledge there does not exist any Event of Default or any condition or event which after notice or lapse of time, or both, would constitute an Event of Default, or specifying the nature and period of existence of each such Event of Default, condition or event and the action the Company is taking or proposes to take with respect thereto;

          (d) copies of all financial statements and reports sent by the Company to its shareholders and of all regular and periodic reports, if any, filed by it with the Commission pursuant to any statute administered by the Commission; and

          (e) such other information relating to the business and financial condition of the Company as may from time to time be reasonably requested by you.

Except as and to the extent required by law or by any regulatory authority having jurisdiction over you, and except for disclosures to prospective transferees of any of your Notes, you will not willfully disclose to others information obtained from any such inspection or discussion which the Company advises you is confidential in nature.

          7.7. NOTICE OF DEFAULT. The Company will within ten Business Days notify you upon becoming aware of the occurrence of any Event of Default hereunder (or the occurrence of any event or existence of any condition which with notice or lapse of time, or both, would be reasonably likely to become an Event of Default) or any event of default under any instrument evidencing the Laurus Obligations.

          7.8. REPURCHASE OF THE NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL OR CAPITAL EVENT.

          (a) Upon the occurrence of a Change of Control or Capital Event, the Company shall make an offer (subject only to conditions required by applicable law, if any) to each Holder (the "Repurchase Offer"), to repurchase for cash all or any part of such holder's Notes on a date (the "Offer Purchase Date") that is no later than 60 Business Days after the occurrence of such Change of Control or Capital Event, as the case may be, at the Redemption Price specified in Section
5.1 hereof (determined as if the Offer Purchase Date were the Redemption Date), plus accrued and unpaid interest and Liquidated Damages, if any, to the Offer Purchase Date, and each Holder shall have the right, at such Holder's option, to tender such Holder's Notes to the Company on the terms set forth in the Redemption Offer. The Redemption Offer shall be made within 10 Business Days following a Change of Control or Capital Event, and shall remain open for 20 Business Days following its commencement (the "Repurchase Offer Period"). Upon expiration of the Repurchase Offer Period, the Company promptly, but, in any event, no later than 60 Business Days from the Change of Control or Capital Event, as the case may be, shall purchase all Notes properly tendered in response to the Repurchase Offer and each Holder who has given a notice pursuant to this Section 7.8 that such Holder desires to accept the Repurchase Offer for all or part of such Holder's Notes shall be obligated to tender and sell such Notes to the Company pursuant to such Offer.

          (b) As used herein, a "Change of Control" means:

               (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

               (ii) any "person" or "group," becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, or

               (iii) during any period of 12 consecutive months after the First Closing Date, individuals, together with successors selected by such individuals or nominated by Silver Star Partners I, LLC, who at the beginning of any such 12-month period constituted the Board of Directors of the Company cease for any reason (other than a planned retirement) to constitute a majority of the Board of Directors of the Company then in office, as applicable.

          (c) As used herein, a "Capital Event" means:

               (i) a sale by the Company or a Subsidiary of any of its respective assets, resulting in net proceeds to the Company or Subsidiary, as the case may be, in excess of Twenty Million dollars ($20,000,000), or

               (ii) an issuance and sale by the company of any of its equity securities or equity-linked securities, resulting in net proceeds to the Company in excess of Twenty Million Dollars ($20,000,000).

          (d) On or before the Offer Purchase Date, the Company will (i) accept for payment the Notes or portions thereof properly tendered pursuant to the Repurchase Offer, (ii) promptly pay the Holders of Notes so accepted an amount equal to the Redemption Price (together with accrued and unpaid interest and Liquidated Damages, if any), and (iii) authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.

          8. NEGATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Notes are outstanding, it will comply with the following provisions, subject to the provisions of Section 15:

          8.1. LIMITATION ON CONSOLIDATION, MERGER AND SALE. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 8.1 from its liability under this Agreement, the Other Agreements to which the Company is a party or the Notes.

         8.2. NO DIVIDENDS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly declare or pay any dividend or make any distribution on account of the capital stock (including all shares, interests, participations, rights or other equivalents of corporate stock) of the Company or any of its Subsidiaries (other than dividends or distributions payable to the Company or any of its Subsidiaries and other than dividends or distributions in connection with a stockholder rights plan).

          8.3. FORBEARANCE FROM RESTRICTIONS ON RIGHTS OF HOLDERS OF NOTES. The Company will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the Holders to convert the Notes into Common Stock.

          8.4. OTHER INDEBTEDNESS. The Company shall not incur any Indebtedness that is or purports to be senior in right of payment to the Notes without the written consent of Holders holding a majority in principal amount of the Notes.

          8.5. LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables now owned or hereafter acquired, except Permitted Liens.

          9. PAYMENT, REGISTRATION AND TRANSFER OF NOTES.

          9.1. PLACE OF PAYMENT. The Company will promptly and punctually pay the interest on the Notes held by you without any presentment thereof; and the Company will pay all amounts payable to you in respect of principal of and interest on the Notes to you or your nominees at the address specified in
Schedule 1, or at such other place as you may from time to time designate in writing.

          9.2. REGISTRATION AND TRANSFER. The Company agrees to maintain an office (or to appoint an agent having an office) in East Providence, Rhode Island, or such other city as the Company may designate by notice in writing to you, at which Notes may be surrendered for transfer and reissuance, for exchange, replacement, conversion, or cancellation. The Company shall keep or cause to be kept, at the office or agency so maintained, a register or registers in which the Company or its agent shall register the names and addresses of the Holders and shall transfer registered Notes in accordance with this Agreement.

Upon surrender for transfer of any registered Note duly assigned by the registered holder (or its duly authorized attorney) to the transferee(s) thereof and subject to satisfaction of the requirements set forth in Section 12.4 if such Note is then a Restricted Note, the Company shall execute and deliver a new registered Note (or Notes in appropriately subdivided denominations of principal), dated the most recent date to which interest shall have been paid on the surrendered Note, in an equal principal amount with notation of payments of principal made thereon, or in a principal amount equal to the original principal amount as reduced by payments of principal theretofore made on the Note surrendered, in the name of, and payable to the order of, the transferee(s) thereof. No service charge shall be assessed for any transfer, registration, reissuance, exchange, conversion, or notation of payment hereunder.

          9.3. INTEREST. Interest on the Notes shall be computed on the basis of a 365-day year at a rate of 5% per annum from the Closing Date, payable in cash in equal quarterly installments on each Interest Payment Date of each year (or such prorated amount as may be applicable with respect to the first payment) until the principal on the Notes becomes due and payable. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 10% per annum.

          10. SUBSTITUTION OF NOTES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any Note, and of indemnity satisfactory to it (which, in the case of any original purchaser of the Notes, shall be a contractual obligation of such purchaser) and upon surrender, at the office or agency maintained in accordance with Section 9, and cancellation of any Note, if mutilated, the Company will execute and deliver a new Note of like tenor, in lieu of such Note, dated the most recent date to which interest on such Note shall have been paid.

          11. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) default shall be made in the payment of principal of any of the Notes when and as the same shall become due and payable, either at maturity or by acceleration or otherwise;

          (b) default shall be made in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 10 days;

          (c) default shall be made in the due performance or observance of any other material covenant, agreement, or provision herein to be performed or observed by the Company or a material breach shall exist in any representation or warranty herein contained, and such default or material breach shall have continued for a period of 30 days after written notice thereof to the Company from any holder or Holders of Notes aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding; provided, however, that if any such default or material breach shall be such that it cannot be cured or corrected within such 30-day period, such period shall be extended for such additional period of time (not exceeding 30 additional days) as shall be necessary to effect such cure or correction if curative or corrective action is instituted within said 30-day period and thereafter diligently pursued;

          (d) the Company or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or such Subsidiary or any of their respective assets, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter, or corporate action shall be taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing; or an order, judgment, or decree shall be entered, without the application, approval, or consent of the Company or a Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or such Subsidiary, as applicable, of all or a substantial part of the assets of the Company or such Subsidiary; and provided that such order, judgment, or decree remains in effect for more than 60 consecutive days, or more than 90 days whether or not consecutive;

          (e) a default shall occur with respect to the Laurus Obligations and such default shall continue for more than the period of grace, if any;

          (f) default shall occur with respect to any other Indebtedness for borrowed money of the Company or any Subsidiary (other than the Notes or Laurus Obligations) or under any agreement under which such Indebtedness may be issued by the Company or such Subsidiary and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such Indebtedness for which such default shall have occurred exceeds $250,000; or

          (g) final judgment for the payment of money in excess of $250,000 shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

then and in each and every such case the Holders of Notes aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding may by notice in writing to the Company declare the unpaid principal of the Notes together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

          This Section 11, however, is subject to the condition that, if at any time after the principal of the Notes shall have become so due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall be entered and if all arrears of interest upon the Notes and all other sums payable under the Notes (except the principal on the Notes which solely by reason of such declaration shall have become payable) shall have been duly paid, then and in every such case the Holders of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration and its consequences; but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Holders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

          Notwithstanding anything to the contrary herein, if default shall be made in the payment of any principal of, or interest on, any Note when and as the same shall become due and payable, at maturity (but not merely by virtue of an acceleration pursuant to the foregoing provisions of this Section 11), the holder of such Note may by notice in writing to the Company declare the unpaid principal of such Note, with accrued interest, to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

          If any holder of a Note shall demand payment thereof or take any other action (of which the Company has actual knowledge) in respect of an Event of Default, the Company will forthwith give written notice thereof, specifying such action and the nature of such event, to each holder of record of the Notes then outstanding. The Company will also give prompt written notice to each holder of record of the Notes at the time outstanding of any written notice of suspension, rescission, or annulment given to it as aforesaid.

          The Company covenants that, if default be made in any payment of principal of or interest on any Note, it will pay to the holder thereof such further amount as shall be reasonably sufficient to cover the cost and expense of collection, including, without limitation, court costs and reasonable compensation to the attorneys and counsel of the holder for all services rendered in that connection.

          No course of dealing between the Company and any holder of a Note or any delay on the part of the holder of a Note in exercising any rights thereunder or hereunder shall operate as a waiver of any rights of any such holder.

          12. SECURITIES ACT.

          12.1. INVESTMENT INTENT, ETC. Each of you and each other Person who has been designated by you as a registered holder to whom Securities will be initially issued on a Closing Date, by acceptance of such Securities, represent and in making this sale it is specifically understood and agreed that you and each such other Person (a) are an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and the rules and regulations promulgated thereunder and was not organized for the specific purpose of acquiring the Shares and (b) are acquiring the Securities to be purchased for your, or such Person's, own account, or for the account of one or more trusts which you, or such Person, manage, and not with a view to or for sale in connection with any distribution thereof, provided that the disposition of your, or such Person's, property shall at all times be and remain within your, or such Person's, control.

          12.2.  RESTRICTIONS  ON  TRANSFERABILITY.   The  Notes  shall  not  be
transferable except upon the conditions specified in this Section 12, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Note.

          12.3. RESTRICTIVE LEGENDS. Each Note shall (unless otherwise permitted by the provisions of Section 12.4) be stamped or otherwise imprinted with a legend in substantially the following form:

                    "This Note has not been registered under the Securities Act of 1933, as amended, and is transferable only upon the conditions specified in the Note Agreement referred to herein."

Each certificate for Common Stock issued upon conversion of a Note and each certificate for Common Stock issued to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 12.4) be stamped or otherwise imprinted with a legend in substantially the following form:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

          12.4. NOTICE OF PROPOSED TRANSFERS. (a) Except as otherwise provided in paragraph (b) of this Section 12.4, prior to any transfer or attempted transfer of any Restricted Note or Restricted Stock, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder satisfactory to the Company, to the effect that such transfer may be effected without registration of such Restricted Note or Restricted Stock, as the case may be, under the Securities Act. If such notice is accompanied by such an opinion, such holder shall be entitled to transfer such security in conformity with the terms of such notice, and, if the opinion of counsel so specifies, the securities issued upon any such transfer shall not bear the restrictive legend set forth in Section 12.3. Such holder shall indemnify the Company for any transfer effected pursuant to this Section 12.4(a).

          (b) The procedures set forth in paragraph (a) of this Section 12.4 shall not apply to any transfer by you (or a transferee pursuant to this paragraph (b)) of any Restricted Note or Restricted Stock to any of your Subsidiaries or Affiliates; provided, however, that at the time of such transfer the transferee shall execute and deliver to the Company an "Investment Letter" containing substantially the representations provided in Section 12.1 with respect to the Notes or Common Stock that are the subject of such transfer and its agreement to be bound by the provisions of this Section 12 and such transfer is otherwise exempt from registration under the Securities Act and applicable state securities laws. Notes or Common Stock issued upon such transfer shall bear the appropriate restrictive legend set forth in Section 12.3.

          12.5.  TERMINATION OF RESTRICTIONS.  The restrictions  imposed by this
Section 12 upon the transferability of the Restricted Notes and the Restricted Stock, shall cease and terminate as to any particular Restricted Note or share of Restricted Stock when such Note or share shall have been effectively registered under the Securities Act and disposed of by the holder thereof in accordance with the method of disposition described in the registration statement or when opinions of counsel shall have been given pursuant to Section
12.4 to the effect that the legend set forth in Section 12.3 is not required. Whenever the restrictions imposed by this Section 12 shall terminate, as hereinabove provided, the holder of any Restricted Note or Restricted Stock as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new Note or stock certificate not bearing the restrictive legend set forth in Section 11.3 and not containing any other reference to the restrictions imposed by this Section 12.

          12.6. TRANSFER OF YOUR RIGHTS. Your rights under this Section 12 shall inure to the benefit of all Persons who shall at any time be the holders of Restricted Notes and/or Restricted Stock originally purchased by you hereunder, pro rata in accordance with their respective interests, and each such holder, by such holder's acceptance of such Restricted Note or Restricted Stock, as the case may be, agrees to be and shall be deemed to be bound by all of your covenants set forth in this Section 12, to the extent that such covenants are applicable to such holder's Restricted Notes and/or Restricted Stock.

          12.7. SALES OUTSIDE THE UNITED STATES. Notwithstanding the provisions of Section 12.3 and 12.4 of this Agreement, with respect to Notes issued to a holder (a "Foreign Holder") who is not a U.S. Person (as defined in Regulation S promulgated by the Commission under the Securities Act) and who acquired the Notes in an offshore transaction in accordance with the provisions of Regulation
S: (i) the Notes issued to the Foreign Holder shall not bear the restrictive legend set forth in the first sentence of Section 12.3 of this Agreement and
(ii) Section 12.4 of this Agreement shall not apply to the Foreign Holder; provided, however, that prior to any transfer or attempted transfer of any Note or Restricted Stock, a Foreign Holder shall given written notice to the Company of such holder's intention to transfer and the name, address, and nationality of the proposed transferee.

          13. CONVERSION OF NOTES

          13.1. CONVERSION PRIVILEGE AND CONVERSION PRICE. Subject to and upon compliance with the provision of this Section, at the option of the holder of a Note, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted, at any time (except that, in case any Note shall have been called for redemption and the Company shall not thereafter default on the payment due upon redemption thereof, such right to convert shall terminate as to such Note at the close of business on the Business Day immediately preceding the Redemption Date) at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the

Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $5.82; provided, however, that the Conversion Price shall be adjusted in certain instances as provided in Section 13.4.

          13.2. EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 8, accompanied by a duly signed conversion notice substantially in the form set forth on the Note to the Company at such office or agency that the holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion after such surrender or on account of any dividends on the Common Stock issued upon conversion.

          Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.3 and payment of interest accrued on the Note or portion thereof converted from the last Interest Payment Date to the effective date of conversion.

          In the case of any Note that is converted in part only, upon such conversion the Company shall execute and the Company shall deliver to the holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

          13.3. FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as deemed by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

          13.4. CONVERSION PRICE ADJUSTMENTS. (a) The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) Issuances of Common  Stock.  If, at any time and from time to time after the First Closing Date when any principal amount under the Notes is outstanding, the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price applicable immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately be adjusted by reducing such Conversion Price to an amount equal to the greater of (A) the result obtained by dividing (aa) the consideration, if any, received by the Company upon such issuance, by (bb) the total number of such shares of Common Stock issued by the Company and (B) $0.01;

          For the purpose of any adjustment of the Conversion Price pursuant to this clause (i) of Section 13.4(a), the following provisions shall be applicable:

                    (A) CASH.  In the case of the  issuance of Common  Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (B) CONSIDERATION OTHER THAN CASH. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                    (C) OPTIONS AND CONVERTIBLE SECURITIES,  ETC. In the case of
               (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible into or exchangeable) other than Excluded Stock or
               (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                         (1) the  aggregate  maximum  number of shares of Common
                    Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                         (2) the  aggregate  maximum  number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

                         (3) on any  change  in the  number  of shares of Common
                    Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change;

                         (4) on  the  expiration  or  cancellation  of any  such
                    options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                         (5) if the  Conversion  Price shall have been  adjusted
                    upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion of exchange thereof;

               PROVIDED, HOWEVER, that no increase in the Conversion Price shall be made pursuant to this subclause (C) (except as necessary to reverse a decrease in the Conversion Price under the circumstances described in subparagraph (C)(4)).

               (ii) EXCLUDED STOCK. "Excluded Stock" shall mean only those shares of Common Stock issued or reserved for issuance by the Company
          (A) upon conversion of the Notes, (B) pursuant to the anti-dilution provisions or rights with respect to any other securities of the Company convertible into, exchangeable for, or giving the holder thereof the option or right to purchase, shares of Common Stock, (C) upon exercise of any convertible securities, options or warrants outstanding on November 1, 2004, (D) in connection with any bona fide, third party merger, consolidation or acquisition of assets or securities approved by the Company's Board of Directors, (E) upon exercise of the Warrant issued to SMH on or about the date of issuance of the Notes, (F) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations) after the First Closing Date to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary pursuant to the Company's and its predecessor's stock incentive plans or other arrangements that are approved by the Company's Board of Directors,
          (G) pursuant to a stock dividend, subdivision, or split-up covered by clause (iii) of this Section 13.4(a), or (H) shares of Common Stock and/or warrants issued to lenders pursuant to credit facilities or equipment leasing agreements; provided, that the aggregate number of shares of Common Stock issuable pursuant to clauses (F) and (H) shall not exceed in the aggregate 15% of the shares of Common Stock issued and outstanding at any date of determination.

               (iii) STOCK DIVIDENDS. In case the Company shall, at any time after the First Closing Date, pay or make an extraordinary dividend or other distribution payable in shares of Common Stock on any class of capital stock of the Company, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               (iv) RIGHTS OFFERING. In case the Company shall, at any time after the First Closing Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; PROVIDED, HOWEVER, that if such rights or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. For the purposes of this Section 13.4(a)(iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If any such rights or warrants shall expire without having been exercised, the Conversion Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

               (v) STOCK SPLITS, ETC. In case outstanding shares of Common Stock shall, at any time after the First Closing Date, be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced (calculated to the nearest cent), and, conversely, in case outstanding shares of Common Stock shall each be combined (calculated to the nearest cent) into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (vi) DISTRIBUTIONS. In case the Company shall, at any time after the First Closing Date, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness or assets or shares of capital stock other than Common Stock (excluding any dividend or distribution paid in cash out of the retained earnings of the Company or any dividend or distribution referred above), the Conversion Price shall be adjusted (calculated to the nearest cent) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of Indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

               (vii) RECLASSIFICATIONS. The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 13.4(i) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 13.4(a)(vi), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 13.4(a)(v).

               (viii) ADJUSTMENT OF CONVERSION PRICE BETWEEN FIRST CLOSING DATE AND FINAL CLOSING DATE. The Company and SMH may mutually agree to reduce the initial Conversion Price specified in Section 13.1 between the First Closing Date and the Final Closing Date. Upon such agreement, all references in this Agreement to an initial Conversion Price of $5.82 shall be deemed to refer to the new Conversion Price agreed to by the Company and SMH and such agreed Conversion Price shall apply to all Notes issued in the First Closing.

               (ix)   ROUNDING  OF   CALCULATIONS;   MINIMUM   ADJUSTMENT.   All
          calculations under this Section 13.4(a) shall be made to the nearest $.05 or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13.4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

               (x) TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this Section 13.4(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

          (b) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion Price shall be adjusted as provided in Section 13.4, the Company shall forthwith file, at the office of any transfer agent for the Notes and at the principal office of the Company a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Notes at its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 13.6.

          (c) NOTICE TO HOLDERS. In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii), (iv) or (v) of Section 13.4(a), the Company shall give notice to each holder of the Notes, in the manner set forth in Section 13.4(b), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Notes. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

          (d) TREASURY STOCK. For the purposes of this Section 13.4, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

          (e) COSTS. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company or other securities or property upon conversion of any Notes: PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the Notes in respect of which such shares are being issued.

          (f) RESERVATION OF SHARES. The Company shall reserve at all times so long as any Notes remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the Notes, sufficient shares of Common Stock to provide for the conversion of all outstanding Notes and set aside and keep available any other property deliverable upon conversion of all outstanding Notes.

          (g) APPROVALS. If any shares of Common Stock or other securities to be reserved for the purpose of conversion of the Notes require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Company and the Holders will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          (h) VALID ISSUANCE. All shares of Common Stock or other securities which may be issued upon conversion of the Notes will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

          (i) PROVISIONS IN CASE OF CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company
     (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver a supplement to this Agreement providing that the holder of each Note then outstanding shall have the right thereafter, during the period that such Note shall be convertible as specified in
     Section 13.1, to convert such Note into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares (including fractional shares) of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplement to this Agreement shall provide for adjustments which, for events subsequent to the effective date of the event which triggers the requirement of such supplement to this Agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The above provisions of this Section 13.4(i) shall similarly apply to successive consolidations, mergers, sales or transfers.

          14. DEFINITIONS.

          "AFFILIATES" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "APPLICABLE  LAW"  shall have the  meaning  given such term in Section
7.5.

          "BUSINESS DAY" shall mean any day that the Nasdaq Stock Market is open for trading.

          "CAPITAL EVENT" shall have the meaning given such term in Section 7.8.

          "CAPITAL LEASE OBLIGATION" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CHANGE OF CONTROL" shall have the meaning given such term in Section 7.8.

          "CLOSING" shall have the meaning given such term in Section 3.

          "CLOSING DATE" shall have the meaning given such term in Section 3.

          "COMMON STOCK" shall mean the Company's presently authorized Common Stock, $0.01 par value per share.

          "COMPANY" means Nestor, Inc., a Delaware corporation.

          "COMPANY FINANCIAL STATEMENTS" shall have the meaning given such term in Section 4.4.

          "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "CONVERSION PRICE" shall have the meaning given such term in Section 13.1.

          "CONVERSION SHARES" shall mean shares of Common Stock issuable or issued on conversion of the Notes.

          "CURRENT MARKET PRICE" shall mean, as of any date, 10% of the sum of the average, for each of the 10 consecutive Trading Days prior to such date, of the Market Price on such Trading Day.

          "NOTES" shall have the meaning given such term in Section 1.

          "ELIGIBLE HOLDER" shall have the meaning given such term in Section 12.6.

          "EVENT OF DEFAULT"  shall have the meaning  given such term in Section
11.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCHANGE  ACT  DOCUMENTS"  shall have the meaning  given such term in
Section 4.1.

          "FIRST CLOSING DATE" shall have the meaning given such term in Section 3.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

          "GOVERNMENTAL BODY" shall have the meaning given such term in Section 4.5.

          "GUARANTY"  shall mean,  with  respect to any Person,  any  obligation
(except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                    (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                    (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                    (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                    (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HOLDER" or "HOLDERS" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 8.

          "INDEBTEDNESS" shall mean, with respect to any Person means, at any time, without duplication,

                    (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                    (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                    (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles leases with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability;

                    (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                    (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

                    (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

          "INSTALLATION INDEBTEDNESS" shall mean Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of design, engineering, installation, construction, configuring, maintenance, or improvement of property or equipment used in the business of the Company or any Subsidiary at a customer site, including without limitation, costs of site analysis and preparation, in an aggregate principal amount not to exceed $75.0 million at any time outstanding.

          "INSTALLATION INDEBTEDNESS LIEN" shall mean a Lien to secure Installation Indebtedness covering only assets acquired with such Installation
Indebtedness or customer contracts, including without limitation accounts thereunder, in the fulfillment of which such Installation Indebtedness was incurred.

          "INTEREST PAYMENT DATE" shall mean the date an installment of interest becomes due and payable on the Notes in accordance with Section 1.

          "LAURUS OBLIGATIONS" shall mean collectively all obligations of the Company (i) under or in connection with the Securities Purchase Agreement dated January 14, 2004 by and between the Company and Laurus Master Fund, Ltd., including, without limitation, the Convertible Note in original principal amount of $1.5 million issued pursuant thereto.

          "LIEN" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 3(f) of the Registration Rights Agreement.

          "MARKET PRICE" for any day shall mean (i) if the Common Stock is listed or admitted for trading on any national securities exchange registered under Section 6 of the Exchange Act the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal national securities exchange on which such class of stock is listed, or (ii) if not listed or traded as described in clause (i), the last reported sale price of Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market, if so quoted, (iii) if not quoted as described in clause (ii), the average of the bid and asked price on the Nasdaq Smallcap Market tier of the Nasdaq Stock
Market or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for Common Stock as reported by the OTC Bulletin Board Service or National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. If the Market Price cannot be determined under any of the foregoing methods, Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors of the Company in good faith, irrespective of any accounting treatment; PROVIDED, HOWEVER, if Holders of 51% or more in aggregate principal amount of the Notes disagree with the Board's determination of the fair value per share of the Common Stock, such fair value shall be determined by an investment banking firm, which as part of its business engages in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions, and private placements, jointly selected by the Company and the Holders. If the Company and the Holders shall not be able to agree on an investment banking firm to provide such valuation, then each of the Company and the Holders shall select an investment banking firm to provide a determination of such fair value and the average of such determinations shall be the fair value per share of the Common Stock. The Company shall pay the fees and expenses of any such investment banking firms retained to provide such valuations.

          "MATERIAL ADVERSE CHANGE" shall mean any single circumstance or event (or series of circumstances or events) having a material adverse effect on the assets, properties, financial condition, business operations or prospects of the Company or on the Company and the Subsidiaries, on a consolidated basis.

          "MEMORANDUM"  shall  mean  the  Private  Placement   Memorandum  dated
November 1, 2004, relating to the offering and sale of the Notes, together with all amendments and supplements thereto.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ STOCK MARKET" shall mean The Nasdaq Stock Market, Inc.

          "OFFER  PURCHASE  DATE"  shall  have the  meaning  given  such term in
Section 7.8.

          "OTHER AGREEMENTS" shall mean the Registration Rights Agreement and the Subscription Agreements.

          "PERMITTED LIENS" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Purchase Money Indebtedness hereof covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by the appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (ix) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business o the Company and its Subsidiaries; (x) Installation Indebtedness Liens; and (xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $250,000 at any one time outstanding.

          "PERSON" shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof, and any other entity.

          "PLACEMENT AGENTS" shall mean SMH and Taglich Brothers, Inc., a New York corporation.

          "PLACEMENT AGREEMENT" shall mean the agreement among the Company and the Placement Agents dated as of November 1, 2004.

          "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness (other than Installation Indebtedness) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of property, plant or equipment used in the business of the Company or any Subsidiary, in an aggregate principal amount, not to exceed $5.0 million at any time outstanding.

          "REDEMPTION DATE" shall mean the date fixed for redemption of the Notes pursuant to Section 5.1.

          "REPURCHASE OFFER" shall have the meaning given such term in Section 7.8.

          "REDEMPTION  PRICE" shall have the meaning  given such term in Section
5.1

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement by and among the Company and the Purchasers providing certain registration rights with respect to the Conversion Shares.

          "RESTRICTED NOTE" shall mean any Note bearing the restrictive legend set forth in Section 12.3.

          "RESTRICTED STOCK" shall mean shares of Common Stock issued pursuant to this Agreement upon conversion of the Notes and evidenced by a certificate bearing the restrictive legend set forth in Section 12.3.

          "SECURITIES" shall mean the Notes and the Common Stock as the same may be respectively amended and supplemented from time to time.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SMH" shall mean Sanders Morris Harris Inc., a Texas corporation.

          "SUBSCRIPTION   AGREEMENTS"   shall  mean  the  various   Subscription
Agreements by and between the Company and each of the Purchasers of the Notes.

          "SUBSIDIARIES" shall mean any Person of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock of such Person.

          "TRADING DAY" shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the clauses (i), (ii), or (iii) under the definition of "Market Price" below.

          15. WAIVERS; MODIFICATIONS OF AGREEMENT. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes at the time outstanding (and, in the case of any such change, addition, or omission adversely affecting the rights pursuant to Section 12 of any holder of record of Restricted Stock or Notes, additionally from the Holders of not less than 100% of the number of shares of Restricted Stock or Notes at the time outstanding) their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such Holders of record who did not execute the same; provided, however, that without the consent in writing of the holder of each Note (or, in the case of any change, addition, or omission adversely affecting the rights pursuant to Section 12 of any holder of record of Restricted Stock or Notes, as aforesaid, of each share of Restricted Stock or Notes) affected thereby, no such consent shall be effective to reduce the principal of or rate of interest payable on, or to postpone any date fixed for the payment of principal of or any installment of interest on, any Note, to increase the percentage specified in Section 11 of the principal amount of the Notes the Holders of which may, in accordance with the provisions of such
Section 11, accelerate the maturity of the Notes upon an Event of Default or to reduce the percentage of the principal amount of the Notes (or Restricted Stock) the consent of the Holders of which shall be required under this Section 15.

          16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations, and warranties made herein and in the Notes and in any certificate delivered pursuant hereto shall survive any investigation made by you and the execution and delivery to you of the Notes to be purchased by you and your payment therefor.

          17. BROKERS; ISSUANCE TAXES. The Company will hold you free and harmless from any (a) claim, demand, liability for, or expense in connection with, any brokers' or finders' fees or commissions claimed by any Person asserted to be acting on behalf of the Company in connection with this Agreement or the transactions contemplated herein and (b) taxes, if any, payable upon, or on account of, issuance of the Notes or the Common Stock.

          18. GOVERNING LAW. This Agreement and the Notes are being delivered in Rhode Island and shall be governed by and construed according to the laws of the State of New York without consideration of its conflict of law provisions.

          19. NOTICES. Any notice, consent, request, or other communication required or permitted hereunder shall be in writing and shall be deemed given when either (a) personally delivered to the intended recipient or (b) sent, by certified or registered mail, return-receipt requested, addressed to the intended recipient as follows:

if to the Company, to:          Nestor, Inc.
                                400 Massasoit Avenue, Suite 200
                                East Providence, Rhode Island 02914
                                Attention:  Chief Financial Officer

; if to any of you, to the address given for such of you on Schedule 1 hereto; if to any other holder of a Note to the address of such Holder given to the Company in accordance with Section 9; and if to any other holder of Restricted Stock, to the address of such Holder as set forth in the stock transfer records of the Company. Any Person (other than the Company) may change the address to which notice is to be sent pursuant to the preceding sentence by giving notice of such new address to the Company in accordance with this Section 19. The Company may change the address to which notice is to be sent hereunder by giving notice of such change, in accordance with this Section 19, to each Person against whom such change shall be effective. Any notice mailed as aforesaid shall, unless otherwise provided herein, be deemed given on the fifth day after deposited in the Unites States mail in accordance with the first sentence of this Section 19.

          20. PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          21. BUSINESS DAYS. Should any installment of the principal of or interest on any Note become due and payable upon a day other than a day on which national banks located in New York, are open for the conduct of banking business, the maturity thereof shall be extended to the next succeeding day upon which such banks are open for the conduct of banking business and, in the case of an installment of principal, interest shall be payable thereon at the rate per annum specified in such Note during such extension.

          22. HEADINGS. The headings of the various sections and subsections hereof have been inserted for convenience of reference only and shall not be deemed to in any way modify any of the terms or provisions hereof.

          23. COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          If the foregoing is in accordance with your understanding, please sign the form of confirmation and acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall be a binding agreement between you and the Company.

                                   Very truly yours,

                                   NESTOR, INC.


                                   By:  /s/ Nigel P. Hebborn
                                      ------------------------------------------
                                      Nigel P. Hebborn, Chief Operating Officer



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

Sanders Morris Harris Inc., as agent
and attorney-in-fact for the persons
named on Schedule I attached hereto.


/s/ V. Michael Fitzgerald
--------------------------------------------------
V. Michael Fitzgerald, Managing Director

                                   SCHEDULE I
                             Schedule of Purchasers

                                                                 Principal
                                                                 Amount of
Name and Address                                                   Notes
----------------                                                 ---------

Nautica Holdings                                                $  350,000
802 Grand Pavilion
1st Floor #30543
Grand Cayman, Cayman Islands BWI

Connecticut Capital Associates, L.P.                            $  500,000
137 Rowayton Avenue, Suite 230
Rowayton, CT 06830

Gibralt Capital Corporation                                     $  250,000
1075 W. Georgia Street, Suite 2600
Vancouver, BC, Canada V6E3C9

Woodrow Partners, L.P.                                          $1,500,000
c/o DG Capital Management, Inc.
101 Arch Street, Suite 650
Boston, MA 02110

Woodrow Partners, L.P.                                          $1,000,000
c/o DG Capital Management, Inc.
101 Arch Street, Suite 650
Boston, MA 02110

Dolphin Offshore Partners, L.P.                                 $  300,000
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003

Meadowbrook Opportunity Fund LLC                                $  200,000
520 Lake Cook Road, Suite 690
Deerfield, IL 60015

Kuekenhof Equity Fund, L.P.                                     $  500,000
22 Church Street, Suite 5
Ramsey, NJ 07496

Tom Juda and Nancy Juda Living Trust                            $1,000,000
410 South Lucerne
Los Angeles, CA 90020

                                                                      EXHIBIT A


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN.


                                  NESTOR, INC.

                           5% Senior Convertible Notes
                              Due October 31, 2007

No. <<Note_>>                                                 <<Purchase_Price>>

     NESTOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company") for value received, hereby promises to pay to <<Registered_Owner>> or registered assigns, the principal sum of <<Purchase_Price>> Dollars on October 31, 2007, and to pay interest thereon quarterly on January 31, April 31, July 31, and October 31 (each an "Interest Payment Date"), in each year commencing on January 31, 2005, at 5% per annum, from the date of issuance of this Note, or from the most recent Interest Payment Date for which interest has been paid or duly provided for on the Notes, and upon any conversion or redemption hereof (or, if less than all of the principal amount of this Note is so converted or redeemed, the portion of accrued and unpaid interest corresponding to the portion of this Note so converted or redeemed), as provided in the Note Agreement, until the principal hereof is paid or made available for payment. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 10% per annum. Interest will be computed on the basis of a 365-day year.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered. Payment of the principal of and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in East Providence, Rhode Island and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

     This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Senior Convertible Notes due October 31, 2007 (the "Notes"), limited in aggregate principal amount of up to $6,000,000, issued pursuant to a Note Agreement (the "Note Agreement") dated as of November [5], 2004 (the "First Closing Date"), between the Company and the Purchasers of the Notes. Reference is hereby made to the Note Agreement and all supplements thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, and the holders of the Notes and of the terms upon which the Notes are, and are to be, executed and delivered. The terms of this Note include and incorporate those stated in the Note Agreement, the Notes are subject to all such terms, and holders are referred to the Note Agreement for a statement of such terms.

     In the event of conversion or redemption of this Note in part only, a new Note or Notes for the unpaid, unconverted or unredeemed principal portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Note Agreement.

     Subject to and upon compliance with the provisions of the Note Agreement, the Notes are redeemable at the Company's option, in whole or in part, at any time after the Final Closing Date, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed within the following redemption periods:

Redemption Periods                                       Redemption Price
------------------                                       ----------------

On or prior to the first anniversary
of the First Closing Date                                     105%

After the first anniversary and on or
prior to the second anniversary of the
First Closing Date                                            102.5%


After the second anniversary of
The First Closing Date                                        101%

If less than all of the Notes are to be redeemed or purchased in an offer to purchase, the Company shall select the Notes to be redeemed or purchased among the holders thereof on a pro rata basis, by lot or in accordance with any other method the Company considers fair or appropriate. Any Note redeemed shall, after such redemption, be surrendered to the Company and canceled.

     Within 10 days following a Change of Control or Capital Event, the Company shall make an offer to each holder (collectively, a "Repurchase Offer"), to repurchase for cash, all or any part of such holder's Notes on a date that is no later than 60 Business Days after the occurrence of such Change of Control or Capital Event, as the case may be, at the redemption price specified above (determined as if the offer purchase date were the redemption date), plus accrued and unpaid interest and Liquidated Damages, if any, to such Offer Purchase Date. Each holder shall have the right, at such holder's option, to tender such Holder's Notes to the Company on the terms set forth in the

Repurchase Offer. Such Repurchase Offer shall remain open for 20 Business Days, and each holder who has properly given notice of its intention to accept the Repurchase Offer shall be obligated to tender and sell such Notes to the Company pursuant to such offer in exchange for the redemption price plus accrued and unpaid interest and Liquidated Damages, if any.

     Subject to and upon compliance with the provisions of the Note Agreement, the holder of this Note is entitled, at such holder's option, at any time on or before the close of business on October 31, 2007, or, if earlier, the close of business on the Business Day immediately preceding any Redemption Date, or the date this Note is paid if later, to convert this Note (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into newly issued, fully paid and nonassessable shares of Common Stock of the Company at a Conversion Price equal to [$_______] aggregate principal amount of Notes for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Note Agreement) by surrender of this Note, duly endorsed or assigned to the Company or in blank and also accompanied by the conversion notice hereon duly executed, to the Company at such office or agency of the Company as may be designated by it for such purpose in East Providence, Rhode Island. Upon receipt of a duly endorsed Note and conversion notice, the Company will cancel such Note, issue the requisite number of shares of Common Stock into which such Note or portion thereof is convertible in the name of the holder, or his designated assigns, and deliver such shares to such holder or assigns along with interest accrued on the portion of such Note so converted from the last Interest Payment Date to the effective date of conversion, as provided in the Note Agreement. Subject to the aforesaid requirement for payment, no payment or adjustment is to be made on conversion for interest accrued hereon after the date of conversion or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest that would otherwise be issuable upon conversion of any Note or Notes, the Company shall pay a cash adjustment as provided in the Note Agreement.

     The Conversion Price is subject to adjustment as provided in the Note Agreement. In addition, the Note Agreement provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the assets of the Company, the Note Agreement shall be amended, without the consent of any holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash, and other property receivable upon such consolidation, merger, or transfer by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such consolidation, merger, or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). Adjustments in the Conversion Price of less than one percent of such price will not be required, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in the computation of any subsequent adjustment.

     The Note Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders under the Note Agreement at any time by the Company with the consent of the holders of 66-2/3% in aggregate principal amount of the Notes at the time outstanding. The Note Agreement also contains provisions permitting the holders of 66-2/3% in aggregate principal amount of the Notes at the time outstanding, on behalf of the holders of all the Notes, to waive compliance by the Company with certain provisions of the Note Agreement and certain past defaults under the Note Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement.

     As provided in the Note Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register, upon surrender of this Note for registration of transfer at the offices or agencies of the Company in East Providence, Rhode Island duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Note duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Note Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

     Prior to due presentment of this Note for registration of transfer, the Company, and any agent of the Company may treat the person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement. The Company will furnish to any Noteholder of record upon written request without charge a copy of the Note Agreement. Requests may be made to: Nestor, Inc., 400 Massasoit Avenue, Suite 200, East Providence, Rhode Island 02914, Attention: Chief Financial Officer.

     IN WITNESS WHEREOF, Nestor, Inc. has caused this instrument to be executed in its corporate name.

Dated:  November [ ], 2004

                                         NESTOR, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                 ASSIGNMENT FORM


     If you the holder want to assign this 5% Senior Convertible Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this 5% Senior Convertible Note to:

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint , agent to transfer this 5% Senior Convertible Note on the books of the Company. The agent may substitute another to act for him.


Dated:                                 Signed:
      -----------------------------           ----------------------------------

                           Form of Conversion Notice.
                           -------------------------

                                CONVERSION NOTICE

     The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Note Agreement referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:
      ----------------------------


                                              ----------------------------------
                                                         Signature






If shares or Registered Notes are to       If only a portion of the Note is
be registered in the name of a Person      to be converted, please indicate:
other than the holder, plesae print
suchPerson's name and address:




----------------------------------         1. Principal Amount to be converted:
            Name                              U.S. $
                                                    --------------------------


----------------------------------         2. Amount and denomination of
          Address Registered Notes representing unconverted principal amount to be issued:

                                              Amount:  $
                                                        ----------------------


----------------------------------            Denominations:
Social Security or other
Taxpayer Identification                       $
Number, if any                                 ---------------------------------
                                               ($1,000 or an integral multiple
                                               thereof)



----------------------------------         [Signature Guaranteed]